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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 1997

                 WILLIAM GREENBERG, JR. DESSERTS AND CAFES, INC.
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                          (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          1-13984                                       13-3832215
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  (Commission File Number)                  (I.R.S. Employer Identification No.)

   222 New Road, Parsippany, New Jersey                                 07054
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (201) 808-8248

                                 Not Applicable
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          (Former name or former address, if changed since last report)

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ITEM 4.  Change in Registrant's Certifying Accountant.

        Weinick, Sanders & Co. LLP has served as the Company's independent accountants since 1995. During the fiscal year ended December 31, 1996, Weinick, Sanders & Co. LLP audited the accounts of the Company and also provided other audit and accounting services to the Company in connection with Commission filings. As of May 5, Weinick, Sanders & Co. LLP has been dismissed. The Company has not had any disagreements with Weinick, Sanders & Co. LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        Weinick, Sanders & Co. LLP's report on the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 contained an opinion which stated that the Company's year end net loss and working capital deficiency raised "substantial doubt about the Company's ability to continue as a going concern."

        Upon recommendation of the Audit Committee of the Board of Directors, the Board has selected Zeller Weiss & Kahn as the new independent accountants for the fiscal year ending December 31, 1997.

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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.  The following exhibits are filed herewith:

Regulation S-B
Exhibit Number:

(16) Letter on change in certifying accountant from Weinick, Sanders & Co. LLP dated April 30, 1997.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  William Greenberg Jr. Desserts and Cafes, Inc.


Dated: June 2, 1997               By:           /s/ Philip Grabow
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                                      Philip Grabow, President

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